Exhibit 99.1

January 30, 2026

To:	All Canadian Securities Regulatory Authorities
cc:	Toronto Stock Exchange New York Stock Exchange

Re:	Ovintiv Inc. Notice of Annual Meeting of Stockholders and Notice of Record Date

We advise the following with respect to the upcoming Annual Meeting of Stockholders of Ovintiv Inc.:

Meeting Type	Annual
Securities Entitled to Receive Notice of & Vote at the Meeting	Common Stock
CUSIP Number	69047Q 102
ISIN Number	US69047Q1022
Record Date for Notice & Voting	March 9, 2026
Beneficial Ownership Determination Date	March 9, 2026
Meeting Date	May 6, 2026
Issuer sending proxy related materials directly to NOBO	No
Issuer paying for delivery to OBO	Yes

Notice and Access (NAA) Requirements:
NAA for Beneficial Holders	Yes
Beneficial Holders Stratification Criteria	Not Applicable
NAA for Registered Holders	Yes
Registered Holders Stratification Criteria	Not Applicable

/s/ Dawna I. Gibb
Dawna I. Gibb Assistant Corporate Secretary